Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
8905 Towne Centre Drive, Suite 108
San Diego, CA 92122

FOR IMMEDIATE RELEASE
Wednesday, February 22, 2017

Retail Opportunity Investments Corp. Reports
Strong 2016 Results
San Diego, CA, February 22, 2017 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the twelve and three months ended December 31, 2016.
YEAR 2016 HIGHLIGHTS
▪ $32.8mm of net income attributable to common stockholders ($0.31 per diluted share)
▪ 12.5% increase in Funds From Operations (FFO)(1) per diluted share to $1.08 (’16 vs. ’15)
▪ $332.6 million of grocery-anchored shopping center acquisitions completed in 2016
▪ 5.3% increase in same-center cash net operating income (2016 vs. 2015)
▪ 97.6% portfolio lease rate at year-end 2016 (4th consecutive year above 96%)
▪ 1.3 million square feet of leases executed (new and renewed)
▪ 29.3% increase in same-space cash rents on new leases (12.2% increase on renewals)
▪ $424.1 million of capital raised (stock, operating partnership units and unsecured debt)
▪ 31.4% debt-to-total market cap ratio at year-end 2016 (lowest year-end level since 2011)
4TH QUARTER 2016 HIGHLIGHTS
▪ $9.6mm of net income attributable to common stockholders ($0.09 per diluted share)
▪ 8.0% increase in FFO per diluted share to $0.27 (4Q’16 vs 4Q’15)
▪ $61.9 million of grocery-anchored shopping center acquisitions completed in 4Q’16
▪ 5.5% increase in same-center cash net operating income (4Q’16 vs. 4Q’15)
▪ 33.1% increase in same-space cash rents on new leases (16.7% increase on renewals)
▪ 4.0x interest coverage (4th consecutive year-end at or above 4.0x)
▪ $0.18 quarterly cash dividend paid
▪ 4.2% increase in quarterly cash dividend ($0.1875 quarterly cash dividend declared)
_______________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “2016 proved to be another stellar year of growth and performance for the company. We continued to enhance our presence across the West Coast, through our disciplined acquisition program, adding $332.6 million of grocery-anchored shopping centers to our portfolio. For the fourth consecutive year we achieved a portfolio lease rate above 96%, finishing 2016 at a strong 97.6%. We again posted solid rent growth, including a 29.3% increase in base rents on new leases, which helped to drive same-center net operating income to new heights, achieving a 5.3% increase for the year. Additionally, we continued to maintain our financial strength and flexibility raising a balance of new capital, totaling $424.1 million, to prudently fund our growth.” Tanz concluded, “Looking ahead at 2017 and beyond, we intend to remain steadfast to the core principals that have driven our success thus far and are confident in our ability to continue to build value and deliver strong results.”
FINANCIAL SUMMARY
For the twelve months ended December 31, 2016, GAAP net income attributable to common stockholders was $32.8 million, or $0.31 per diluted share, as compared to GAAP net income of $23.9 million, or $0.25 per diluted share for the twelve months ended December 31, 2015. For the three months ended December 31, 2016, GAAP net income attributable to common stockholders was $9.6 million, or $0.09 per diluted share, as compared to GAAP net income of $6.9 million, or $0.07 per diluted share for the three months ended December 31, 2015.

FFO for the full year 2016 was $124.8 million, or $1.08 per diluted share, as compared to $96.0 million in FFO, or $0.96 per diluted share for the full year 2015, representing a 12.5% increase on a per diluted share basis. FFO for the fourth quarter of 2016 was $33.2 million, or $0.27 per diluted share, as compared to $25.9 million in FFO, or $0.25 per diluted share for the fourth quarter of 2015, representing an 8.0% increase on a per diluted share basis. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

At December 31, 2016, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.2 billion of principal debt outstanding, equating to a 31.4% debt-to-total market capitalization ratio. ROIC’s debt outstanding was comprised of $70.7 million of mortgage debt and approximately $1.1 billion of unsecured debt, including $98.0 million outstanding on its unsecured revolving credit facility at December 31, 2016. For the fourth quarter of 2016, ROIC’s interest coverage was 4.0 times and 94.5% of its portfolio was unencumbered (based on gross leasable area) at year-end 2016.
2016 ACQUISITION SUMMARY
During 2016, ROIC acquired eight grocery-anchored shopping centers totaling $332.6 million, encompassing approximately 752,000 square feet. Included in the $332.6 million, during the fourth quarter ROIC acquired the following grocery-anchored shopping centers for a total of $61.9 million.
Trader Joe’s At The Knolls
In October 2016, ROIC acquired Trader Joe’s At The Knolls for $29.1 million. The shopping center is approximately 52,000 square feet and is anchored by Trader Joe’s. The property is located in Long Beach, California and is currently 100% leased.
Bridle Trails Shopping Center
In October 2016, ROIC acquired Bridle Trails Shopping Center for $32.8 million. The shopping center is approximately 104,000 square feet and is anchored by Unified (Red Apple) Supermarket and Bartell Drugs, a Seattle-based regional pharmacy. The property is located in Kirkland, Washington, within the Seattle metropolitan area, and is currently 100% leased.
2017 YEAR-TO-DATE ACQUISITION ACTIVITY
Year-to-date in 2017, ROIC has $91.8 million of grocery-anchored acquisitions committed, including one shopping center acquired thus far in the first quarter.

PCC Natural Markets Plaza
In January 2017, ROIC acquired PCC Natural Markets Plaza for $8.6 million. The shopping center is approximately 34,000 square feet and is anchored by PCC Natural Markets and Walgreens Pharmacy (NAP). The property is located in Edmonds, Washington, within the Seattle metropolitan area, and is currently 100% leased.
ROIC currently has binding contracts to acquire the following two shopping centers, in separate transactions.
The Terraces
ROIC has a binding contract to acquire The Terraces for $54.1 million. The shopping center is approximately 173,000 square feet and is anchored by Trader Joe’s. The property is located in Rancho Palos Verdes, California, within the Los Angeles metropolitan area, and is currently 89.0% leased.
Santa Rosa Southside Shopping Center
ROIC has a binding contract to acquire Santa Rosa Southside Shopping Center for $29.1 million. The shopping center is approximately 124,000 square feet and is anchored by Cost Plus World Market, REI and Toys R Us. The property is located in Santa Rosa, California and is currently 100% leased. ROIC expects to fund the acquisition in part with the issuance of approximately $3.9 million of ROIC common equity in the form of operating partnership units, based on a value of $23.00 per unit.
PROPERTY OPERATIONS SUMMARY
At December 31, 2016, ROIC’s portfolio was 97.6% leased. For the full year 2016, same-center net operating income (NOI) was $125.7 million, as compared to $119.3 million in same-center NOI for the full year 2015, representing a 5.3% increase. The full year comparative same-center NOI includes all of the properties owned by ROIC as of January 1, 2015, totaling 61 shopping centers. For the fourth quarter of 2016, same-center NOI was $35.8 million, as compared to $33.9 million in same-center NOI for the fourth quarter of 2015, representing a 5.5% increase. The fourth quarter comparative same-center NOI includes all of the properties owned by ROIC as of October 1, 2015, totaling 68 shopping centers. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.
For the full year 2016, ROIC executed 386 leases, totaling approximately 1.3 million square feet, achieving an 18.3% increase in same-space comparative base rent, including 168 new leases, totaling 585,414 square feet, achieving a 29.3% increase in same-space comparative base rent, and 218 renewed leases, totaling 763,069 square feet, achieving a 12.2% increase in base rent. During the fourth quarter of 2016, ROIC executed 107 leases, totaling 446,661 square feet, achieving a 24.3% increase in same-space comparative base rent, including 49 new leases, totaling 240,542 square feet, achieving a 33.1% increase in same-space comparative base rent, and 58 renewed leases, totaling 206,119 square feet, achieving a 16.7% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.
CAPITAL MARKETS SUMMARY
During 2016, ROIC raised a total of $424.1 million in capital. In March 2016, ROIC issued $46.1 million of ROIC common equity in the form of operating partnership units in connection with shopping center acquisitions. Additionally, in 2016 ROIC issued approximately 2.2 million shares of common stock through its ATM program, raising $45.0 million in net proceeds. Furthermore, in July 2016, ROIC issued approximately 6.6 million shares of common stock through an underwritten public offering, raising $133.0 million in net proceeds. In September 2016, ROIC sold, through a direct private placement, $200 million principal amount of 3.95% senior unsecured notes due 2026.
CASH DIVIDEND
On December 29, 2016, ROIC distributed an $0.18 per share cash dividend. On February 22, 2017, ROIC’s board of directors declared a cash dividend of $0.1875 per share, payable on March 30, 2017 to stockholders of record on March 16, 2017. The $0.1875 per share dividend represents a 4.2% increase as compared to ROIC’s previous dividend.

2017 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2017 will be within the range of $1.10 to $1.14 per diluted share, and net income to be within the range of $0.38 to $0.40 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	Year Ended December 31, 2017
	Low End	High End
GAAP net income applicable to stockholders	$47,400	$49,124
Plus: Depreciation and amortization	89,000	92,266
Funds From Operations (FFO) applicable to common stockholders	$136,400	$141,390

Diluted Shares	124,000	124,000

Earnings per share (diluted)	$0.38	$0.40
FFO per share (diluted)	$1.10	$1.14

ROIC’s estimates are based on numerous underlying assumptions. ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 23, 2017 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Thursday, February 23, 2017 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 47933196. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 23, 2017 and will be available until 11:59 p.m. Eastern Time on March 2, 2017. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 47933196. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast.  As of December 31, 2016, ROIC owned 81 shopping centers encompassing approximately 9.4 million square feet.  ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast.  ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's.  Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2016	2015
ASSETS
Real Estate Investments:
Land	$766,199	$669,307
Building and improvements	1,920,819	1,627,310
	2,687,018	2,296,617
Less: accumulated depreciation	193,021	134,311
Real Estate Investments, net	2,493,997	2,162,306
Cash and cash equivalents	13,125	8,844
Restricted cash	125	227
Tenant and other receivables, net	35,820	28,652
Deposits	—	500
Acquired lease intangible assets, net	79,205	66,942
Prepaid expenses	3,317	1,953
Deferred charges, net	34,753	30,129
Other	2,627	1,895
Total assets	$2,662,969	$2,301,448

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,191	$298,802
Credit facility	95,654	132,028
Senior Notes Due 2026	199,727	—
Senior Notes Due 2024	245,354	244,833
Senior Notes Due 2023	245,051	244,426
Mortgage notes payable	71,303	62,156
Acquired lease intangible liabilities, net	154,958	124,861
Accounts payable and accrued expenses	18,294	13,205
Tenants’ security deposits	5,950	5,085
Other liabilities	11,922	11,036
Total liabilities	1,347,404	1,136,432

Commitments and contingencies

Non-controlling interests – redeemable OP Units	—	33,674

Equity:
Preferred stock, $.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares authorized; and 109,301,762 and 99,531,034 shares issued and outstanding at December 31, 2016 and 2015, respectively	11	10
Additional paid-in capital	1,357,910	1,166,395
Dividends in excess of earnings	(165,951)	(122,991)
Accumulated other comprehensive loss	(3,729)	(6,743)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,188,241	1,036,671
Non-controlling interests	127,324	94,671
Total equity	1,315,565	1,131,342
Total liabilities and equity	$2,662,969	$2,301,448

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Base rents	$48,401	$39,738	$183,330	$148,622
Recoveries from tenants	13,812	10,753	51,454	40,562
Other income	857	794	2,405	3,515
Total revenues	63,070	51,285	237,189	192,699

Operating expenses
Property operating	8,440	7,411	32,201	28,475
Property taxes	6,756	5,339	25,058	19,690
Depreciation and amortization	22,503	18,390	88,359	70,957
General and administrative expenses	3,065	3,263	13,120	12,650
Acquisition transaction costs	211	458	824	965
Other expense	95	120	456	627
Total operating expenses	41,070	34,981	160,018	133,364

Operating income	22,000	16,304	77,171	59,335

Non-operating expenses
Interest expense and other finance expenses	(11,348)	(8,836)	(40,741)	(34,243)
Net income	10,652	7,468	36,430	25,092
Net income attributable to non-controlling interests	(1,031)	(547)	(3,676)	(1,228)
Net Income Attributable to Retail Opportunity Investments Corp.	$9,621	$6,921	$32,754	$23,864

Earnings per share – basic and diluted	$0.09	$0.07	$0.31	$0.25

Dividends per common share	$0.18	$0.17	$0.72	$0.68

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to ROIC	$9,621	$6,921	$32,754	$23,864
Plus: Depreciation and amortization	22,503	18,390	88,359	70,957
Funds from operations – basic	32,124	25,311	121,113	94,821
Net income attributable to non-controlling interests	1,031	547	3,676	1,228
Funds from operations – diluted	$33,155	$25,858	$124,789	$96,049

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Number of shopping centers included in same-center analysis	68	68			61	61
Same-center occupancy	97.4%	97.3%		0.1%	97.3%	97.2%		0.1%

Revenues:
Base rents	$35,993	$34,883	$1,110	3.2%	$128,703	$123,998	$4,705	3.8%
Percentage rent	975	755	220	29.1%	1,423	1,096	327	29.8%
Recoveries from tenants	11,506	10,679	827	7.7%	41,107	38,188	2,919	7.6%
Other property income	321	477	(156)	(32.7)%	1,273	1,253	20	1.6%
Total Revenues	48,795	46,794	2,001	4.3%	172,506	164,535	7,971	4.8%
Operating Expenses
Property operating expenses	$7,612	$7,384	$228	3.1%	$26,983	$25,833	$1,150	4.5%
Bad debt expense	138	227	(89)	(39.2)%	972	1,128	(156)	(13.8)%
Property taxes	5,282	5,293	(11)	(0.2)%	18,893	18,264	629	3.4%
Total Operating Expenses	13,032	12,904	128	1.0%	46,848	45,225	1,623	3.6%
Same-Center Cash Net Operating Income	$35,763	$33,890	$1,873	5.5%	$125,658	$119,310	$6,348	5.3%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Same-center cash NOI	$35,763	$33,890	$125,658	$119,310
Adjustments
Depreciation and amortization	(22,503)	(18,390)	(88,359)	(70,957)
General and administrative expenses	(3,065)	(3,263)	(13,120)	(12,650)
Acquisition transaction costs	(211)	(458)	(824)	(965)
Other expense	(95)	(120)	(456)	(627)
Property revenues and expenses (1)	4,117	3,530	18,775	16,223
Non same-center cash NOI	7,994	1,115	35,497	9,001
GAAP operating income	$22,000	$16,304	$77,171	$59,335

_____________________

(1)
Includes straight-line rents, amortization of above and below-market lease intangibles, anchor lease termination fees, net of contractual amounts, and expense and recovery adjustments related to prior periods.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.
The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.